Press Release

EXHIBIT 99.1

Media Contact: Laura Hurley Greenough Communications 617.275.6519 lhurley@greenoughcom.com	Investor Contact: Mila Birnbaum Raindance 800.878.7326 ext. 3000 ir@raindance.com

RAINDANCE REPORTS SECOND QUARTER FINANCIAL RESULTS

Second Quarter Financial Highlights

•	Revenue of $16.8 million, up 9.4% from the comparable period in 2002

•	Usage-based conferencing minutes of 158 million, up 13% sequentially from Q1 2003

•	Net income of $613,000 or $0.01 per share, compared to a net loss of $1.9 million or $0.04 per share in the same period in 2002

•	Adjusted EBITDA* of $3.9 million, up from $1.6 million in the same period in 2002

•	Gross margin of 59%, compared to 53% in the same period in 2002

Louisville, Colo., July 23, 2003 — Raindance Communications® (NASDAQ: RNDC), a premier provider of integrated web and audio conferencing services, today announced its results for the second quarter of 2003.

Revenue for the second quarter of 2003 was $16.8 million, representing a 9.4% increase from the same period in 2002. In addition, net income of $613,000, or $0.01 per share, compares to a net loss of $1.9 million or $0.04 per share in the same period of 2002. Raindance also reported adjusted EBITDA* of $3.9 million in the second quarter of 2003, up from $1.6 million in the same period last year. The company reported strong operational metrics, including a substantial increase in usage-based minutes, which grew to 158 million, a 13% increase from the previous quarter.

“I am very pleased with our performance this quarter and our results continue to reflect growing usage of our services, driving solid progress towards our business objectives,” said Paul Berberian, Raindance president and CEO. “As we wrap up the first half of the year, it has become apparent that the web conferencing market is entering its next adoption era where end users are integrating conferencing technology into every day meetings, as evidenced by our uptake in minutes. We believe that our product development plans position us well as the market grows into this next phase. While this is certainly an exciting period for Raindance and the industry, it’s important to acknowledge that we are still facing an economy where business spending is not expected to improve dramatically.”

The company also reported a net increase in cash of $2.2 million in the second quarter of 2003, resulting in a quarter-ending cash balance of $35.0 million. “The operational efficiencies inherent in our business model, combined with our strong working capital position, allowed us to generate positive cash flow for the quarter,” commented Nicholas Cuccaro, Raindance’s chief financial officer.

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Guidance

The following information contains forward-looking statements regarding Raindance’s financial performance. These statements are based on current expectations and Raindance assumes no obligation to update any forward-looking information contained in this press release. As previously guided, Raindance anticipates 2003 revenues in the range of $70 to $72 million, net income in the range of $1 to $3 million and basic earnings per share in the range of $0.02 to $0.06.

Management will discuss these and other results, including 2003 guidance, on Raindance’s quarterly earnings call today, July 23, 2003, beginning at 4:30 p.m. Eastern Time. The public may access the call by visiting the Investor Relations section of Raindance’s web site at www.raindance.com and clicking on the Q2 2003 Earnings Webcast icon or via a listen-only toll-free number by dialing 1-800-225-9448 and referencing Raindance’s earnings conference call. If you are unable to participate during the live webcast, a replay of the call will be available at www.raindance.com after the conclusion of the conference call.

* Explanation of adjusted EBITDA, a Non-GAAP Financial Measure

We report adjusted EBITDA (EBITDA excluding stock-based compensation expense), a financial measure that is not defined by Generally Accepted Accounting Principles. We believe that adjusted EBITDA is a useful performance metric for our investors and is a measure of operating performance and liquidity that is commonly reported and widely used by financial and industry analysts, investors and other interested parties because it eliminates significant non-cash charges to earnings. Additionally, sophisticated financial institutions and banks use adjusted EBITDA as a performance metric in their lending practices. For example, adjusted EBITDA is used to determine our compliance with a financial covenant in the company’s current loan and security agreement. 2002 and 2003 second quarter and year to date adjusted EBITDA have been reconciled with net income (loss) for such periods in the attached Condensed Consolidated Statements of Operations. Certain restructuring charges historically presented in this non-GAAP financial performance measure have been removed from adjusted EBITDA for such prior periods to conform to the presentation of adjusted EBITDA for the second quarter and year to date 2003.

It is important to note that non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income, consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP.

About Raindance Communications

Raindance Communications, Inc. (NASDAQ: RNDC), headquartered in Louisville Colorado, is a leading provider of web and phone conferencing services that make everyday meetings more productive. Raindance’s convenient, reservationless audio conferencing service provides greater flexibility and reliability, increasing the efficiency of remote meetings. The company’s advanced web conferencing service increases participant interactivity and improves the bottom line by allowing users to conduct engaging remote meetings and seminars without the expense of travel. Raindance’s proprietary architecture integrates leading-edge technologies into a single convergent communications platform that has been selected by leading businesses to increase productivity and strengthen business relationships. For more information visit www.raindance.com or call 800.878.7326.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995.

This release contains plans, intentions, objectives, estimates and expectations that may constitute forward-looking statements. This release also includes an invitation to our earnings call, which will contain additional forward-looking statements. The statements referenced in this release or in our upcoming earnings call include, but are not limited to: our expectations regarding future growth and financial performance, including the efficiency of our business; increasing use of our services; our ability to accelerate revenue growth; our projections for revenue, net income and gross margins in 2003; any implication that our earnings and gross margins are sustainable or growing; any implication that our product development efforts and plans will improve our financial or operating performance; and all additional statements that confer or infer future demand for our services or positive operating results from the provision of these services. These statements are subject to risks and uncertainties, which could cause future events to differ materially. These risks and uncertainties include, but are not limited to, risks with respect to our ability to properly forecast operating results; recent changes in the economy and its effect on our business; changes in our marketplace and in communication services technology; competition from existing and new competitors; pricing pressure; our ability to retain existing customers, including our largest customers, and increase their usage of our services; our ability to collect a material portion of any outstanding current or future accounts receivables from any large customer; our reliance on sole or limited suppliers; and our ability to successfully deliver our services. We may not be able to effectively address these risks, and accordingly our financial performance and stock price may be adversely affected. A detailed description of additional factors that could cause actual results to differ materially from those contained in the forward-looking statements can be found in our filings with the Securities and Exchange Commission, including our Form 10-Q filed on May 14, 2003. Copies of filings made with the SEC are available through the SEC’s electronic data gather analysis and retrieval system (EDGAR) at www.sec.gov or through our website at www.raindance.com. All forward-looking statements made in this press release are made as of the date hereof, and we assume no obligation to update the forward-looking statements included in this document.

Raindance and Raindance Communications are registered trademarks of Raindance Communications, Inc.

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RAINDANCE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)
(unaudited)

	December 31, 2002	June 30, 2003

Assets
Current assets:
Cash and cash equivalents	$31,699	$35,038
Accounts receivable, net	8,982	9,750
Prepaid expenses and other current assets	1,045	1,475

Total current assets	41,726	46,263

Property and equipment, net	24,493	23,401
Goodwill	45,587	45,587
Other assets	1,199	1,934

Total Assets	$113,005	$117,185

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$5,193	$6,850
Current portion of long-term debt	1,030	1,312
Accrued expenses	2,951	2,835
Current portion of restructuring reserve	507	324
Deferred revenue	423	244

Total current liabilities	10,104	11,565

Restructuring reserve, less current portion	518	328
Long-term debt, less current portion	2,026	1,885
Other	34	48

Total Liabilities	12,682	13,826

Stockholders’ Equity:
Common stock	78	80
Additional paid-in capital	276,211	277,946
Deferred stock-based compensation	(4,067)	(3,721)
Accumulated deficit	(171,899)	(170,946)

Total Stockholders’ Equity	100,323	103,359

Total Liabilities and Stockholders’ Equity	$113,005	$117,185

RAINDANCE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,

	2002	2003	2002	2003

Revenue	$15,388	$16,835	$29,265	$32,274
Cost of revenue	7,302	6,874	14,231	13,351

Gross profit	8,086	9,961	15,034	18,923

Operating expenses:
Sales and marketing	4,808	4,842	9,010	9,305
Research and development	2,129	2,020	4,112	3,717
General and administrative	1,897	1,741	3,707	3,418
Stock-based compensation expense	787	778	1,436	1,559
Restructuring charges	412	—	584	—

Total operating expenses	10,033	9,381	18,849	17,999

Income (loss) from operations	(1,947)	580	(3,815)	924

Other income (expense), net	26	33	45	29

Net income (loss)	$(1,921)	$613	$(3,770)	$953

Net income (loss) per share —
— Basic	$(0.04)	$0.01	$(0.08)	$0.02

— Diluted	$(0.04)	$0.01	$(0.08)	$0.02

Weighted average number of common shares outstanding —
— Basic	50,304	53,273	49,369	52,917

— Diluted	50,304	55,001	49,369	54,477

Reconciliation of net income (loss) to Adjusted EBITDA:

Net income (loss)	$(1,921)	$613	$(3,770)	$953
Add: Depreciation, amortization and other income (expense), net	2,757	2,509	5,087	5,146
Add: Stock-based compensation expense	787	778	1,436	1,559

Adjusted EBITDA	$1,623	$3,900	$2,753	$7,658

RAINDANCE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)
(unaudited)

	Six months ended
	June 30,

	2002	2003

Cash flows from operating activities:
Net income (loss)	$(3,770)	$953
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,132	5,175
Restructuring charges	584	—
Stock-based compensation	1,436	1,559
Other	28	13
Changes in operating assets and liabilities:
Accounts receivable	(2,777)	(767)
Prepaid expenses and other current assets	323	(502)
Other assets	554	(1)
Accounts payable and accrued expenses	60	406
Deferred revenue	(382)	(179)

Net cash provided by operating activities	1,188	6,657

Cash flows from investing activities:
Purchase of property and equipment	(4,414)	(3,482)
Proceeds from disposition of equipment	3	20
Cash paid for acquisition of InterAct, net of cash received	(2,772)	—
Change in restricted cash	—	164

Net cash used by investing activities	(7,183)	(3,298)

Cash flows from financing activities:
Proceeds from issuance of common stock	796	524
Payments on debt	(1,065)	(544)

Net cash used by financing activities	(269)	(20)

Increase (decrease) in cash and cash equivalents	(6,264)	3,339
Cash and cash equivalents at beginning of period	34,222	31,699

Cash and cash equivalents at end of period	$27,958	$35,038